VIACOM INC.
                           VIACOM INTERNATIONAL INC.

                             UNDERWRITING AGREEMENT

                             SENIOR DEBT SECURITIES
                              STANDARD PROVISIONS
                              (OFFERED SECURITIES)

                                  May 18, 1995

                  From time to time, Viacom Inc., a Delaware corporation (the "Company"), and Viacom International Inc., a Delaware corporation (the
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"Guarantor"), may enter into one or more underwriting agreements that provide
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for the sale of designated senior debt securities (the "Senior Debt Securities")
to the several underwriters named therein. The standard provisions set forth herein will be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions
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incorporated therein by reference, is herein referred to as this Agreement.
                                                            --------------
Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the applicable Underwriting Agreement.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 33-53485),
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including a prospectus, relating to the Offered Securities, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus
                                                            ----------
Supplement") specifically relating to the Offered Securities pursuant to Rule
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424 under the Securities Act of 1933, as amended (the "Securities Act"). The
                                                       --------------
term Registration Statement means the registration statement as amended to the
     ----------------------
date of this Agreement. The term Base Prospectus means the prospectus included
                                 ---------------
in the Registration Statement. The term Prospectus means the Base Prospectus
                                        ----------
together with the Prospectus Supplement. The term preliminary prospectus means a
                                                  ----------------------
preliminary prospectus supplement specifically relating to the Offered Securities together with the Base Prospectus. As used herein, the terms "Registration Statement," "Base Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company or the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                              ------------

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                                        2

     1.  Representations and Warranties.  The Company represents and warrants to
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each of the Underwriters that:

                  (a) No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, are threatened by the Commission.

                  (b) The Company and the Guarantor each has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (c) Each of the Company's significant subsidiaries, as such term is defined in Rule 1-02(v) of Regulation S-X under the Securities Act of 1933, as amended, has been duly incorporated, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate power and authority to own its properties and conduct its business as presently owned or conducted and is duly qualified to transact business as a foreign corporation in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) All the outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Prospectus and except for such liens, adverse claims, security interests or equity or other encumbrances that are in the aggregate immaterial to the Company and its subsidiaries taken as a whole.

                  (e) The Indenture dated as of May 15, 1995 among the Company, the Guarantor and The First National Bank of Boston, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated
          -------
         as of May 24, 1995, relating to the Senior Debt Securities (as so supplemented the "Indenture") has been duly qualified under the Trust
                           ---------
         Indenture Act of 1939, as amended (the "TIA"), has been duly
                                                 ---
         authorized, executed and delivered by the Company and the Guarantor and, assuming the due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms


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                                       3

         except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law). The Company has filed an application for the purposes of determining the eligibility of the Trustee under the Indenture to act under subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA (the "Trustee
                                                                 -------
         Application"), and the Company has been informed by the Commission that
         -----------
         the Commission has declared the Trustee Application effective.

                  (f)(1) The Senior Debt Securities have been duly authorized by the Company and the guarantees (the "Guarantees") endorsed on such Senior Debt Securities have been duly authorized by the Guarantor and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Senior Debt Securities and the Guarantees will be entitled to the benefits of the Indenture, and will be valid and legally binding obligations of the Company and the Guarantor, respectively, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and
         (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

                  (f)(2) The Offered Securities conform as to legal matters to the descriptions thereof contained in the Prospectus.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

                  (h) The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Guarantor or any material agreement or other instrument to which the Company or the Guarantor is a party or known to the Company to be binding upon the Company or the Guarantor or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Guarantor, except, in any such case, for such contraventions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (i) do not apply to statements or omissions in the Registration Statement or the Prospectus or supplement or amendment thereto based upon information concerning any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

                  (j) There is no action, suit or proceeding pending or, to the Company's knowledge, threatened in writing, before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not so disclosed.

                  (k) The Offered Securities have been approved for listing, upon official notice of issuance, on the American Stock Exchange.

                  (l) The Company and each of its subsidiaries have complied in all material respects with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  2. Public Offering. The Company is advised by the Manager that
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the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

                  3. Purchase and Delivery. Payment for the Offered Securities
                     ---------------------
shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of certificates in definitive form for the Offered Securities, registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of


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                                       5

delivery, with any transfer taxes payable in connection with the issuance and delivery of the Offered Securities to the Underwriters duly paid.

                  4.     Conditions to Closing.  The several obligations of
                         ---------------------
the Underwriters hereunder are subject to the following conditions:

                  (a) (i) There shall not have occurred any change in the financial condition, earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the reasonable judgment of the Manager, is material and adverse and that makes it, in the good faith judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus; and

                            (ii) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date and the Company and the Guarantor shall have complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before the Closing Date, and the Manager shall have received a certificate, dated the Closing Date and signed by executive officers of the Company, to that effect.

                  (b) The Manager shall have received on the Closing Date (i) an opinion of the General Counsel or special securities counsel of the Company, in form and substance reasonably satisfactory to the Manager,
         (ii) an opinion of outside counsel to the Company, in form and substance reasonably satisfactory to the Manager and (iii) an opinion of outside counsel to the Manager, in form and substance satisfactory to the Manager, with respect to such matters as the Manager may reasonably request, in each case dated the Closing Date.

                  (c) The Manager shall have received on the date of this Agreement and on the Closing Date a letter or letters, dated such date, from the Company's independent auditors (and, if appropriate in order to provide the following statements and information, from other independent public accountants), containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                  (d)      The Trustee Application shall have become effective.

                   5.     Covenants of the Company and the Guarantor. In further
                          ------------------------------------------
consideration of the agreements of the Underwriters contained herein, the Company and the Guarantor, jointly and severally, covenant as follows:

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                                       6

                  (a) To furnish the Manager, without charge, a signed copy of the Registration Statement (including exhibits and all amendments thereto but excluding documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without any exhibits and documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

                  (b) To furnish to the Manager a copy of each amendment (except any amendment incorporated by reference) or supplement to the Registration Statement or the Prospectus immediately prior to the time of the filing thereof and with respect to amendments or supplements directly relating to the Offered Securities, including those pursuant to paragraph (c) of this Section 5, (other than amendments effected by incorporation by reference) to furnish and to afford, during the time when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Offered Securities, or 120 days, whichever is lesser, to the Manager an opportunity to comment on such amendment or supplement prior to filing; provided, however, that the Manager must act promptly and not unreasonably delay such filing.

                  (c) If, during such period after the first date of the public offering of the Offered Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, the Company will forthwith notify the Manager thereof and prepare, file with the Commission and furnish, at its own expense, to the Underwriters either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law; provided, however, that any costs
                                             --------  -------
         incurred by the Company pursuant to this paragraph (c) or paragraph (a) of this Section 5 after three months from the date of the applicable Underwriting Agreement shall be at the expense of the Underwriters and shall be reimbursed by the Manager as incurred by the Company.

                  (d) To cooperate with the Manager and counsel for the Underwriters to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualifications for one year after the date of the Underwriting Agreement and to pay all expenses (including filing fees and the reasonable fees and disbursements of counsel), against receipt of detailed invoice therefor, in connection with such qualification.

                (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering a twelve-month period beginning on the first day of the Company's first full fiscal quarter next following the date of the Underwriting Agreement.

                  (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell or contract to sell any securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities, (ii) commercial paper issued in the ordinary course of business, (iii) pursuant to stock option plans and other similar employee benefit programs or (iv) pursuant to the terms of securities outstanding or contracts existing on the date of the Underwriting Agreement), without the prior written consent of the Manager, which consent will not be unreasonably withheld.

                  (g) To advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, and it will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                  (h) To use its reasonable efforts to have the Offered Securities listed, subject to notice of issuance, on the American Stock Exchange prior to or concurrently with the Closing Date.

                  6.     Indemnification and Contribution. The Company agrees to
                         --------------------------------
indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (collectively, "Losses") caused by any
                                                        ------
untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or in any amendment thereto as to which such Losses relate, or in any preliminary prospectus or the Prospectus (or in any amendment thereof or supplement thereto as to which such Losses relate, if the Company shall have furnished any amendments thereof or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity does not apply to any Losses to the
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extent arising out of any untrue statement or omission or allegedly untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through the Manager expressly for use in the Registration Statement (or any amendment thereto), or in any


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                                       8

preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, that the foregoing indemnity with respect to any
          ----------------
preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such Losses purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Losses; provided further, that the foregoing indemnity
                            ----------------
contained in this paragraph with respect to the Prospectus shall not inure to the benefit of such Underwriter, or to the benefit of any person who controls such Underwriter, in respect of any Losses asserted by a person who purchased Offered Securities from such Underwriter and arising out of or based upon an untrue statement or omission or alleged untrue statement or omission in the Prospectus, if such untrue statement or omission or alleged untrue statement or omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Underwriter thereafter fails to deliver or cause to be delivered such Prospectus as amended or supplemented prior to or concurrently with the sale of Offered Securities to the person asserting such Losses.

                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only to the extent arising out of information furnished to the Company by such Underwriter in writing through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the
                                   ------------------
indemnifying party, upon request of the indemnified party, shall retain counsel
                                        -----------------
reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same


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                                       9

counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the reasonable attorneys' fees and expenses in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one local counsel in each jurisdiction for all proceedings or related proceedings; provided, however, that the parties agree to use their reasonable best efforts to limit, to the extent possible the number of local counsel, if any) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm or local counsel shall be designated in writing by the Manager, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  If the indemnification provided for in the first or second paragraph in this Section 6 is unavailable to an indemnified party in respect of any Losses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters and not joint.

                  The indemnity and contribution provisions contained in this
Section 6 and the representations and warranties and covenants of the Company and/or the Guarantor contained herein shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and
(ii) acceptance of and payment for any of the Offered Securities.

                  7. Termination. This Agreement shall be subject to termination
                     -----------
in the Manager's absolute discretion, by notice given to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the American Stock Exchange, (ii) trading of any securities of the Company (excluding the Contingent Value Rights, the Variable Common Rights and the Warrants of the Company) shall have been suspended on the American Stock Exchange for a consecutive period of more than three hours, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the good faith judgment of the Manager, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the good faith judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.


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                                       11

                  8. Defaulting Underwriters. If on the Closing Date any one or
                     ------------------------
more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names above bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any
      --------
Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Manager because of any failure by the Company or the Guarantor to comply in all material respects with the terms or to fulfill any of the material conditions of this Agreement, or if the sale of the Offered Securities provided for herein is not consummated on the Closing Date because any condition to the obligations of the Underwriters set forth in Section 4 hereof is not satisfied, then the Company will reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder against receipt of a detailed invoice therefor. Termination pursuant to Section 7 hereof shall not require reimbursement pursuant to this paragraph.

                  9.     Miscellaneous.  The Underwriting Agreement may be
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signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

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                                       12
                  10.    Headings.  The headings of the sections of this
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Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.